UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 17, 2009

NETAPP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report )
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 17, 2009, the Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) approved a revised form of indemnification agreement and authorized the Company to enter into such agreement with each of its current and future directors, all of its officers (as defined in Rule 16a-2 under the Securities Exchange Act of 1934), and any other individual designated as a covered officer by the Board. The Company has entered into revised indemnification agreements with each of the directors and officers listed below:

Name	Title

Daniel J. Warmenhoven	Executive Chairman and Chairman of the Board
Nicholas G. Moore	Lead Independent Director
Jeffry R. Allen	Director
Alan L. Earhart	Director
Thomas Georgens	Chief Executive Officer, President and Director
Mark Leslie	Director
George T. Shaheen	Director
Donald T. Valentine	Director
Robert T. Wall	Director
T. Michael Nevens*	Director
Gerald Held*	Director
Steven J. Gomo	Executive Vice President and Chief Financial Officer
Robert F. Salmon	Executive Vice President, Field Operations
Manish Goel	Executive Vice President, Product Operations
Andrew Kryder	Senior Vice President, General Counsel and Secretary

*	See disclosure under Item 5.02 below.
A description of the revised form of indemnification agreement is provided below and is qualified in its entirety by the full text of the agreement itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending January 29, 2010.
The Company has adopted the revised form of indemnification agreement to provide the officers and directors listed above (each such individual, an “indemnified party”) with indemnification to the fullest extent permitted under the Company’s certificate of incorporation and bylaws and applicable law. Subject to certain limitations and exceptions, the revised agreement provides, among other things, that, in accordance with the General Corporation Law of the State of Delaware, the Company is obligated to indemnify each indemnified party against all expenses and amounts paid in settlement actually and reasonably incurred by the indemnified party or on his or her behalf in connection with any threatened, pending or completed action, suit or other proceeding in which such indemnified party is, was or at any time becomes involved by reason of (i) the fact that such indemnified party is or was an officer or a director of the Company, (ii) any act or omission by such indemnified party while serving as an officer or a director of the Company, or (iii) the fact that such indemnified party is or was serving at the request of the Company as an officer, director or employee of any other enterprise. In addition, the Company is obligated to advance all expenses incurred by an indemnified party in connection with an action, suit or other proceeding, provided that such indemnified party must repay the advanced expenses to the extent that it is ultimately determined that the indemnified party is not entitled to indemnification or advancement of expenses under the terms of the revised form of indemnification agreement.
Item 1.02 Termination of a Material Definitive Agreement.
On December 17, 2009, the Company terminated its Unsecured Credit Agreement, dated as of November 2, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The termination became effective on December 22, 2009 under the terms of the Credit Agreement. The Credit Agreement provided for a revolving unsecured credit facility of up to $250.0 million with a term of five years from the effective date of November 2, 2007. No borrowings were outstanding at the time of termination, and no penalties resulted from the early termination. The Company terminated the Credit Agreement primarily because the credit facility is not currently necessary to support the company’s current and anticipated capital requirements. JPMorgan Chase Bank remains a counterparty to the convertible note hedge transactions that the Company entered into in June 2008 in connection with its offering of 1.75% Convertible Senior Notes due 2013.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2009, the Board appointed T. Michael Nevens and Gerald Held as members of the Board to fill the newly created vacancies disclosed under Item 5.03 below. In addition, the Board has appointed Mr. Nevens as a member of Audit Committee and Investment & Acquisition Committee and Mr. Held as a member of the Compensation Committee and Investment & Acquisition Committee.
There are no arrangements or understandings between either Mr. Nevens or Mr. Held, on the one hand, and the Company or any other persons, on the other, pursuant to which either Mr. Nevens or Mr. Held was selected as a director. There are no related party transactions between the Company and either Mr. Nevens or Mr. Held (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.
As directors, each of Messrs. Nevens and Held is eligible to receive either stock options or a combination of stock options and restricted stock units under the Automatic Option Grant Program (the “Program”) in effect under the 1999 Stock Option Plan, as amended and restated through August 17, 2009 (the “1999 Stock Option Plan”). Under the terms of the Program, each newly elected non-employee director is automatically granted either an option to purchase 55,000 shares of the Company’s common stock (an “option award”) or, in the alternative, a mixed award consisting of an option to purchase 27,500 shares of common stock and 9,166 restricted stock units (a “mixed award”). Mr. Nevens elected to receive an option award as his initial grant, and Mr. Held elected to receive a mixed award. In addition to the foregoing, each of Messrs. Nevens and Held is also eligible to receive an annual cash retainer. A description of the 1999 Stock Option Plan and the Company’s policy for compensating its nonemployee directors with annual cash retainers is described in to the Company’s most recent proxy statement, filed with the SEC on August 20, 2009.
As described under Item 1.01 above, each of Messrs. Nevens and Held has entered into the Company’s newly adopted form of indemnification agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 17, 2009, the Board approved an amendment to the Company’s bylaws to increase the number of authorized directors on the Board from nine (9) to eleven (11). A copy of the Certificate of Amendment to the Bylaws of NetApp, Inc. is attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to the Bylaws of NetApp, Inc., as adopted on December 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC. (Registrant)
December 23, 2009	By:	/s/ Andrew Kryder
Andrew Kryder
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of NetApp, Inc., as adopted on December 17, 2009.